                                                                   Exhibit 10.32

                    REVOLVING CREDIT AND SECURITY AGREEMENT
                    ---------------------------------------


     This REVOLVING CREDIT AND SECURITY AGREEMENT dated March __, 2000, among ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax"); ELTRAX TECHNOLOGY SERVICES GROUP, INC., a Georgia corporation ("Technology"); ELTRAX ASP GROUP, LLC, a Georgia limited liability company ("ASP"); SQUIRREL SYSTEMS, INC., a Georgia corporation ("Squirrel"); SENERCOMM, INC., a Florida corporation ("Senercomm"); ELTRAX CUSTOMER CARE GROUP, INC., a Georgia corporation ("Customer Care"); ELTRAX INTERNATIONAL, INC., a Pennsylvania corporation ("International"); and ELTRAX HOSPITALITY GROUP, INC., a Georgia corporation ("Hospitality"; Eltrax, Technology, ASP, Squirrel, Senercomm, Customer Care, International and Hospitality, each a "Borrower" and collectively the "Borrowers"); the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender"); and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as collateral and administrative agent for Lenders (PNC, together with its successors and assigns in such capacity, the "Agent").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

SECTION 1.  DEFINITIONS.
            ------------

     1.1  Accounting Terms.  As used in this Agreement, any Note, or any
          ----------------
certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided,
                                                                      --------
however, whenever such accounting terms are used for the purposes of determining
-------
compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the Fiscal Year ended December 31, 1999.

     1.2  General Terms.  For purposes of this Agreement the following terms
          -------------
shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural, and vice versa):

     "Accountants" shall have the meaning set forth in Section 9.7 hereof.

     "Advances" shall mean and include the Revolving Advances, Letters of Credit and each other advance made by Agent or Lenders pursuant to the terms of this Agreement or any of the Other Documents to or for the benefit of any Borrower.

     "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

     "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or the individuals performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

     "Applicable Margin" shall mean a percentage equal to 2.50% with respect to Revolving Advances that are Eurodollar Rate Loans and 0.50% with respect to Revolving Advances that are Domestic Rate Loans; provided that, commencing December 31, 2000, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based on the Fixed Charge Coverage Ratio, as follows:

                                                     Applicable Margin For
-----------------------------------------------------------------------------------------------
Fixed Charge Coverage Ratio    Revolving Advances that are    Revolving Advances that are made
                                 made or outstanding as      or outstanding as Eurodollar Rate
                                   Domestic Rate Loans                     Loans
----------------------------------------------------------------------------------------------
Greater than 1.00:1.00 and                      0.75%                                2.75%
 less than 1.35:100
----------------------------------------------------------------------------------------------
Greater than or equal to                        0.50%                                2.50%
 1.35:1.00 and less than
 1.70:1.00
----------------------------------------------------------------------------------------------
Greater than or equal to                        0.25%                                2.25%
 1.70:1.00
----------------------------------------------------------------------------------------------

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrowers as measured by the Fixed Charge Coverage Ratio for the immediately preceding four (4) Fiscal Quarters of Borrowers. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three (3) Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Fixed Charge Coverage Ratio are not received by Agent by the date required pursuant to Section 9.8 hereof, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio was greater than 1.00:1.00 and less than 1.35:1.00 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and
--------  -------
Lenders from charging interest at the Default Rate for so long as an Event of Default exists. For the final Fiscal Quarter of any Fiscal Year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited
        --------  -------
financial statements required to be submitted by Borrowers to Agent pursuant to
Section 9.7 hereof, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrowers shall pay to Agent, for the benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.

     "Authority" shall have the meaning set forth in Section 4.19(d).

     "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

     "Blocked Account" shall have the meaning ascribed to it in Section 4.15(h) hereof.

     "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

     "Borrowers on a consolidated basis" shall mean the Borrowers' accounts or other items as to which such term applies, consolidated in accordance with GAAP.

     "Borrowers' Account" shall have the meaning set forth in Section 2.7.

     "Borrowing Agent" shall mean Eltrax.

     "Borrowing Base Certificate" shall mean a certificate from the President or Chief Financial Officer of the Borrowing Agent to Agent by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of the certificate, such certificate to be in form and substance satisfactory to Agent.

     "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London Interbank market.

     "Business Interruption Insurance Assignment" shall mean the Collateral Assignment of Rights Under Business Interruption Insurance Policy to be executed by each Borrower on or about the Closing Date in favor of Agent, for its benefit and for the ratable benefit of Lenders, as security for the payment of the Obligations.

     "Capital Expenditures" shall mean expenditures made or liabilities incurred, including Capitalized Software Expenditures, for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

     "Capitalized Lease Obligation" shall mean any Indebtedness of a Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Software Expenditures" shall mean all costs of developing or modifying computer software, or the acquisition costs of purchasing such software; provided, however, it shall not include costs associated with computer
          --------  -------
software held by any Borrower as Inventory.

     "Cash Collateral" shall mean the amount of cash maintained in the Cash Collateral Account.

     "Cash Collateral Account" shall mean a deposit account maintained at PNC into which O'Reilly shall deposit Cash Collateral that is subject to the O'Reilly Pledge Agreement.

     "Cash Taxes" shall mean, for any period, the actual federal, state and local taxes of a Person based on income or business activity payable in cash during such period.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.(S) 9601 et seq.

     "Change of Control" shall mean (a) either William A. Fielder, III, Don G. Hallacy or O'Reilly shall cease to have their current position with any Borrower as of the Closing Date and a replacement officer satisfactory to Agent has not been elected within sixty (60) days; (b) other than pursuant to a Permitted Sale, Eltrax ceases to own all of the Equity Interests of Technology or Squirrel; (c) other than pursuant to a Permitted Sale, Eltrax ceases to own all of the Equity Interests of Senercomm, Customer Care, International or Hospitality, (d) Technology ceases to own all of the Equity Interests of ASP;
(e) other than pursuant to a Permitted Sale, Squirrel ceases to own all of the Equity Interests of Squirrel Canada; (f) other than pursuant to a Permitted Sale, International ceases to own all of the Equity Interests of Group and the Foreign Subsidiaries; or (g) any merger (other than of a Borrower with another Borrower), consolidation or sale of substantially all of the property or assets of any Borrower occurs, other than pursuant to a Permitted Sale or a Permitted Spinoff.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

     "Closing Date" shall mean March 14, 2000, or such other date as may be agreed to in writing by the parties hereto.

     "Code" shall mean the Internal Revenue Code of 1986.

     "Collateral" shall mean and include all of the following types or items of property or interests in property of each Borrower:

     (a)  all Receivables;

     (b)  all Equipment;

     (c)  all General Intangibles;

     (d)  all Inventory;

     (e)  all Investment Property;

     (f)  all Subsidiary Stock;

     (g) all of each Borrower's right, title and interest in and to (i) its respective goods and other property including all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienholders, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a Lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

     (h) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or
(g) of this Paragraph; and

     (i) all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and (h) in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Commitment Percentage" shall mean, on any date for any Lender, the percentage set forth opposite such Lender's name on the signature pages hereof or on the signature page of any Commitment Transfer Supplement by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Commitment Transfer Supplement executed by such Lender and by which it shall transfer a portion of its commitments hereunder to a Purchasing Lender.

     "Commitment Transfer Supplement" shall mean a document in the form of Exhibit B hereto, properly completed and otherwise in form and substance
---------
satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

     "Compliance Certificate" shall mean a compliance certificate to be signed by the chief financial officer of Borrowing Agent, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Section 6.5, 7.5, 7.6, 7.8 and 7.11 hereof.

     "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including all consents required by Applicable Law.

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

     "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

     "Debt Payments" shall mean and include, for any period of determination all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set
                    ----
forth herein and with respect to any Advances, plus (c) all payments with
                                               ----
respect to Capitalized Lease Obligations, plus (d) scheduled principal and
                                          ----
interest payments with respect to any other Indebtedness for Money Borrowed.

     "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

     "Defaulting Lender" shall have the meaning set forth in Section 2.15(a) hereof.

     "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

     "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

     "Early Termination Date" shall have the meaning set forth in Section 13.1 hereof.

     "Earnings Before Interest and Taxes" shall mean for any period the sum of
(i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains, plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes actually paid.

     "EBITDA" shall mean for any period, the sum, for Borrowers on a consolidated basis, of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization
----                                             ----
expenses for such period.

     "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

     (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

     (b) it is due or unpaid more than ninety (90) days after the original invoice date;

     (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

     (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

     (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

     (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

     (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

     (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

     (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

     (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

     (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

     (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

     (n) any return, rejection or repossession of the merchandise has occurred;

     (o) such Receivable is not payable to a Borrower; or

     (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

     "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.

     "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of any Governmental Body with respect thereto.

     "Equipment" shall mean and include, as to each Borrower, all of such Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located, including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts and accessories and all replacements and substitutions therefor or accessions thereto.

     "Equity Interest" shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

     "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for Dollars quoted by the British Bankers' Association as set forth on Dow Jones Market Service (formerly known as Telerate) (or appropriate successor or, if British Bankers' Association or its successors ceases to provide such quotes, a comparable replacement determined by PNC) display page 3750 (or such other display page on the Dow Jones Service System as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

     Eurodollar Rate  =  The Average of London Interbank offered rates quoted
     ---------------     by B.B.A. as shown on Dow Jones Market Service
                         display page 3750 or appropriate successor
                         -----------------------------------------------------
                         1.00 minus the Reserve Percentage

     "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

     "Event of Default" shall mean the occurrence of any of the events set forth in Section 10 hereof.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three (3) Federal funds brokers of recognized standing selected by PNC.

     "Fiscal Quarter" shall mean one (1) of the four (4) fiscal quarters of Borrowers and their Subsidiaries for accounting and tax purposes, which end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

     "Fiscal Year" shall mean the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on December 31 of each year and, when preceded by the designation of a calendar year (e.g., 1999 Fiscal
Year), means the Fiscal Year of Borrowers and their Subsidiaries ended on December 31 of such designated calendar year.

     "Fixed Charge Coverage Ratio" shall mean for Borrowers on a consolidated basis, with respect to any fiscal period, the ratio of (a) EBITDA minus the sum
                                                                  -----
of (i) Unfunded Capital Expenditures, and (ii) Cash Taxes to (b) Debt Payments.

     "Foreign Subsidiaries" shall mean each of the following corporations, all of which are wholly-owned by International: (i) Eltrax Hospitality Technologies PTE Ltd., a corporation organized under the laws of Singapore; (ii) Eltrax Hospitality Scandinavia AS, a corporation organized under the laws of Norway;
(iii) Eltrax (Australia) Pty. Ltd., a corporation organized under the laws of Australia; (iv) Eltrax Hospitality Ltd., a corporation organized under the laws of Hong Kong; and (v) Eltrax Holdings, AG, a corporation organized under the laws of Switzerland.

     "Formula Amount" shall have the meaning set forth in Section 2.1(a).

     "Funded Debt" shall mean all Capitalized Lease Obligations and all other Indebtedness that would, in accordance with GAAP, constitute long-term debt, including any Indebtedness with a maturity of more than one (1) year after the creation thereof and any Indebtedness that is renewable or extendable at the option of a Borrower for a period of more than one (1) year from the date of creation of such Indebtedness.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" shall mean and include, as to each Borrower, all of such Borrower's general intangibles, whether now owned or hereafter acquired, including all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

     "Group" shall mean Eltrax Group, Inc., a Pennsylvania corporation and wholly-owned Subsidiary of International.

     "Guarantor" shall mean each of O'Reilly and each other Person who may at any time guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

     "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

     "Guaranty Security Documents" shall mean and include (i) a Security Agreement duly executed by a Guarantor in favor of Agent, in form and content acceptable to Agent, and by which such Guarantor shall grant a security interest in favor of Agent, for its benefit and for the ratable benefit of Lenders, in all of such

Guarantor's properties as security for the Obligations and such Guarantor's Guaranty, and (ii) all Lien Perfection Documents requested by Agent.

     "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

     "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

     "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

     "Hospitality Division" shall mean the business operations of Hospitality, International, Senercomm and Squirrel.

     "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

     "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Borrower an amount equal to: (a) the Receivables Advance Rate of Eligible Receivables of such Borrower, minus (b) the aggregate
                                                       -----
amount of Letters of Credit outstanding of such Borrower, minus (c) such
                                                          -----
reserves as Agent may reasonably deem proper and necessary from time to time.

     "Ineligible Security" shall mean any security which may not be underwritten or dealt in by members of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh).

     "Intellectual Property" shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename, mask work, trade secret or license or other right to use any of the foregoing.

     "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

     "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.15(a).

     "Interest Rate Agreement" shall mean any forward contracts, future contracts, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate change agreement or other similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

     "Inventory" shall mean and include, as to each Borrower, all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "Investment Property" shall mean and include as to each Borrower, all of such Borrower's now owned or hereafter acquired securities (whether certificated of uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

     "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

     "Joinder Agreement" shall mean an agreement in the form of Exhibit C
                                                                ---------
annexed hereto by which a Person that is a wholly-owned Subsidiary of a Borrower shall become a "Borrower" under, and shall be bound by all the terms of, this Agreement, but only if and to the extent requested or permitted to do so by Agent in the exercise of its sole and absolute discretion.

     "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

     "Letters of Credit" shall have the meaning set forth in Section 2.8.

     "License Agreement" shall mean any agreement between one or more Borrowers and a Licensor pursuant to which a Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of a Borrower.

     "Licensor" shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with one or more Borrower's manufacture, marketing, sale or other distribution of any Inventory.

     "Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of Borrowers' Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Borrowers' default under any License Agreement with such Licensor.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

     "Lien Perfection Documents" shall mean all instruments, agreements, filings and recordings necessary or, in Agent's reasonable determination, desirable to perfect, maintain or continue the perfection of, or achieve or maintain the first priority status of any Lien granted to Agent pursuant to any of the Loan Documents by any Borrower or any Guarantor, including all UCC-1 financing statements, pledges, assignments, hypothecations, registrations of pledge, control agreements, notifications, bailment agreements, landlord or mortgagee waivers, processor waivers, intercreditor agreements, subordination agreements, chattel mortgage filings or similar instruments, agreements or documents.

     "Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises.

     "Loan Documents" shall mean this Agreement and all of the Other Documents.

     "Material Adverse Effect" shall mean a material adverse effect upon (a) the condition, operations, assets, business or prospects of the applicable Borrowers', taken as a whole, (b) the Borrowers' and Guarantors', taken as a whole, ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

     "Material Contract" shall mean an agreement to which a Borrower or a Guarantor is a party (other than the Loan Documents) (i) which is deemed a material contract as provided in Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "Maximum Facility Amount" shall have the meaning set forth in Section 13.1 hereof.

     "Maximum Revolving Advance Amount" shall mean $20,000,000.

     "Minor Location" shall mean any physical location of a Borrower (in the United States of America or Canada) with respect to which Agent's Lien on any Collateral at such location is not perfected or such Borrower has not delivered all Lien Perfection Documents requested by Agent in writing.

     "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

     "Money Borrowed" shall mean, as applied to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through
(iii) hereof, if owed directly by such Person.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "Net Amount" shall mean, with reference to Eligible Receivables, the face amount of such Eligible Receivables on any date, less any and all returns,
                                                 ----
rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Charges (including sales, excise or other taxes) at any time issued, owing, claimed by Customers, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Eligible Receivables at such date.

     "Net Cash Flow" shall mean for any Person, with respect to any fiscal period, the remainder of such Person's (a) EBITDA minus (b) Unfunded Capital
                                                  -----
Expenditures minus (c) all interest expense of such Person minus (d) scheduled
             -----                                         -----
principal payments made in respect of Indebtedness for Money Borrowed other than the Advances hereunder.

     "Notes" shall mean the Revolving Credit Notes.

     "O'Reilly" shall mean William P. O'Reilly, an individual resident of the State of Michigan.

     "O'Reilly Guaranty" shall mean that certain Limited Guaranty dated the Closing Date pursuant to which O'Reilly has guaranteed the payment and performance by Borrowers of the Obligations.

     "O'Reilly Pledge Agreement" shall mean that certain Pledge Agreement dated the Closing Date pursuant to which O'Reilly shall have granted to Agent a Lien upon the Cash Collateral Account as security for the payment and performance by Borrowers of the Obligations and O'Reilly's obligations under the O'Reilly Guaranty.

     "Obligations" shall mean and include the following, in each case, whether now in existence or hereafter arising and howsoever the same may be evidenced,
(i) the principal of, and interest and premium, if any, on the Advances; (ii) all Indebtedness and other obligations of any Borrower to any Lender under any Interest Rate Agreement, currency or equity swap, future, option, or other similar agreement or arrangement; (iii) all other Indebtedness, covenants and duties now or at any time or times hereafter owing by any or all of Borrowers to Agent or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to any or all Borrowers or Guarantors hereunder or under any of the other Loan Documents; and (iv) in the case of PNC and its Affiliates, any indebtedness, liabilities, obligations, covenants and duties arising in connection with any banking or related transactions, services or functions provided to any Borrower or Guarantor in connection with any conduct of such Borrower's or Guarantor's business (excluding extensions of credit giving rise to any Indebtedness for Money Borrowed not related to this Agreement or any other Loan Documents).

     "Ordinary Course of Business" shall mean the ordinary course of a Borrower's business as conducted on the Closing Date.

     "Organization Documents" shall mean, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members' agreement, partnership agreement, voting trust or similar agreement or instrument governing the formation or operation of such Person.

     "Other Documents" shall mean the Notes, the Lien Perfection Documents, each Interest Rate Agreement, each Joinder Agreement, the Guaranties, the Trademark Security Agreements, the Patent Security Agreement, the Pledge Agreements, each Lien Waiver Agreement, the O'Reilly Pledge Agreement, each Licensor/Agent Agreement and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

     "Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c) hereof.

     "Out-of-Formula Loan" shall mean a Revolving Advance made when an Out-of-Formula Condition exists or the amount of any Revolving Advance which, when funded, results in an Out-of-Formula Condition.

     "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other Equity Interests having ordinary voting power to elect a majority of the directors of the Person, or other individuals performing similar functions for any such Person.

     "Participant" shall have the meaning set forth in Section 16.3(b).

     "Patent Security Agreement" shall mean the Patent Security Agreement to be executed by Senercomm in favor of Agent on or before the Closing Date and by which Senercomm shall collaterally assign and grant a Lien to Agent, for its benefit and for the ratable benefit of Lenders, as security for the Obligations, in all of Senercomm's right, title and interest in and to all of its patents.

     "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for Charges not delinquent or being Properly Contested, but only if the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens securing Permitted Purchase Money Indebtedness; and (h) Liens disclosed on Schedule 1.2.
                                         ------------

     "Permitted Purchase Money Indebtedness" shall mean Purchase Money Indebtedness of Borrowers which is incurred after the date of this Agreement and which is secured by no Lien or only by a Purchase Money Lien, provided the aggregate amount of Purchase Money Indebtedness outstanding at any time may not exceed $5,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

     "Permitted Sale" shall mean and include a sale or other disposition by the Borrowers of all or part of the Hospitality Division in which the Borrowers receive at least $20,000,000 in cash proceeds and all of the cash from such sale is concurrently remitted to Agent for application to the Obligations in accordance with this Agreement, so long as (i) at least fifteen (15) Business Days prior written notice of the sale is given to Agent; and (ii) no Default or Event of Default exists at the time, or would result from the consummation, of such sale.

     "Permitted Spinoff" shall mean a transaction in which a Borrower creates a Subsidiary that is, and all times remains, a wholly-owned Subsidiary of such Borrower and to which such Borrower transfers all or a part of its assets, provided that no Default or Event of Default exists at the time of, or after giving effect to, such transaction; such Borrower provides Agent with not less than fifteen (15) Business Days prior written notice of its intent to effect such a transaction (in which written notice such Borrower shall summarize all of the pertinent terms of the proposed transaction); and concurrently with the consummation of such transaction such Subsidiary shall, at Agent's option, either (x) execute and deliver to Agent a Joinder Agreement by which such Subsidiary shall become a Borrower hereunder and bound by all of the terms hereof and each of the Other Documents or (y) execute and deliver to Agent, for its benefit and for the ratable benefit of Lenders, a Guaranty and Guaranty Security Documents.

     "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

     "Pledge Agreements" shall mean the Stock Pledge Agreements dated the Closing Date executed by each of Eltrax, Technology and International in favor of Agent pursuant to which such companies have pledged to Agent, for the benefit of itself and Lenders, all of the issued and outstanding Subsidiary Stock.

     "Properly Contested" shall mean in the case of any Indebtedness of a Borrower or any Guarantor (including any Charges) that is not paid as and when due or payable by reason of a Borrower's or any Guarantor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) Borrowers or Guarantor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of a Borrower or Guarantor; (iv) no Lien is imposed upon any of a Borrower's or any Guarantor's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against a Borrower or any Guarantor or any of its assets, of a judgment, writ, order or decree, execution on such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to a Borrower or Guarantor, such Borrower or Guarantor forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

     "Purchase Money Indebtedness" shall mean and include (i) Indebtedness (other than the Obligations) of Borrowers for the payment of all or any part of the purchase price of any Equipment, (ii) any Indebtedness (other than the Obligations) of Borrowers incurred at the time of or within ten (10) days prior to or after the acquisition of any Equipment for the purpose of financing all or any part of the purchase price thereof (whether by means of a loan agreement, capitalized lease or otherwise), and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

     "Purchase Money Lien" shall mean a Lien upon Equipment which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Indebtedness secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

     "Purchasing Lender" shall have the meaning set forth in Section 16.3 hereof.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.

     "Real Property" shall mean all of each Borrower's right, title and interest in and to any real property, whether owned or leased by such Borrower.

     "Receivables" shall mean and include, as to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing Indebtedness owed to a Borrower by any of its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

     "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

     "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

     "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

     "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages; provided, however, that if any Lender shall be a
                        --------  -------
Defaulting Lender, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Defaulting Lender) holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances (excluding Advances held by each Defaulting Lender), and, if no Advances are outstanding, at least sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages (excluding the Commitment Percentages held by a Defaulting Lender).

     "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

     "Revolving Advances" shall mean Advances made other than Letters of Credit under this Agreement to or for the benefit of any Borrower.

     "Revolving Credit Notes" shall mean, collectively, promissory notes referred to in Section 2.1(a) hereof.

     "Revolving Interest Rate" shall mean an interest rate per annum equal to
(a) the sum of the Alternate Base Rate plus the Applicable Margin percent with
                                       ----
respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus the
                                                                       ----
Applicable Margin with respect to Eurodollar Rate Loans.

     "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

     "Solvent" shall mean, with respect to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

     "Squirrel Canada" shall mean Squirrel Systems of Canada, Ltd., a federal Canadian corporation and wholly-owned Subsidiary of Squirrel.

     "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other Equity Interests having ordinary voting power (other than stock or other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Subsidiary Stock" shall mean (i) all of the Equity Interests owned by Eltrax of Technology, Squirrel, Senercomm, Customer Care, International and Hospitality, (ii) all of the Equity Interests owned by Technology of ASP and
(iii) all of the Equity Interests owned by International of Group.

     "Term" shall have the meaning set forth in Section 13.1 hereof.

     "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. (S) 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

     "Trademark Security Agreements" shall mean the Trademark Security Agreements to be executed by each of Senercomm, Eltrax, Technology and ASP in favor of Agent on or before the Closing Date and by which such companies shall collaterally assign and grant a Lien to Agent, for its benefit and for the ratable benefit of Lenders, as security for the Obligations, upon all of their respective right, title and interest in and to all of their trademarks.

     "UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

     "Undrawn Availability" shall mean, at any date, an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount,

minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all
-----                                                       ----
amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms , plus (iii) fees and expenses for which Borrowers are liable
                     ----
but which have not been paid or charged to Borrowers' Account.

     "Unfunded Capital Expenditures" shall mean, for any period, the Capital Expenditures, including Capitalized Software Expenditures, of a Person not financed by a means other than an Advance hereunder.

     "Upstream Payment" shall mean a payment or distribution of cash or other property by a Subsidiary of a Borrower to such Borrower, whether in repayment of Indebtedness owed by such Subsidiary to such Borrower, to pay dividends on account of such Borrower's ownership of Equity Interests or otherwise.

     "Value" shall mean, with reference to the value of Inventory, value determined on the basis of the lower of cost or market of such Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

     "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

     1.3  UCC Terms.  All terms used herein and defined in the UCC as adopted in
          ---------
the State of Georgia shall have the meaning given therein unless otherwise defined herein.

     1.4  Certain Matters of Construction.  The terms "herein," "hereof," and
          -------------------------------
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation." A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured with any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or admitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders.


SECTION 2.  ADVANCES, PAYMENTS
            ------------------

      2.1   Revolving Advances.
            ------------------

          (a) Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers from time to time during the Term in aggregate amounts outstanding at any time no to exceed such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

          (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Advance Rate"), of the Net Amount of Eligible Receivables, plus
                                                                  ----

          (ii) the lesser of (a) 95% of the amount of Cash Collateral in the Cash Collateral Account or (b) $2,660,000, minus
                                                -----

          (iii) the aggregate amount of Letters of Credit outstanding, minus
                                                                       -----

          (iv) such reserves as Agent may reasonably deem proper and necessary from time to time after giving Borrowing Agent five (5) Business Days prior written notice of the imposition of such reserves.

     The amount derived from the sum of Sections 2.1(a)(y)(i)  and (ii) minus
                                                                        -----
Sections 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount." The Revolving Advances shall be evidenced by secured promissory notes ("Revolving Credit Notes") in favor of each Lender in substantially in the form attached hereto as Exhibit A. Borrowers and
                                                ---------
Lenders agree that, if any event occurs or any condition exists that Agent determines is likely to have a Material Adverse Effect, or if a Default or Event of Default exists, Agent shall have the right (exercisable at such time or times as Agent deems appropriate) to require that separate calculations of the Individual Formula Amount be made for each Borrower, as well as the right to limit the use of proceeds of Advances by each Borrower to an amount that does not exceed such Borrower's Individual Formula Amount.

          (b) Discretionary Rights.  The Advance Rate may be increased or
              --------------------
decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rate or increasing the
reserves may limit or restrict Advances requested by Borrowing Agent.   Agent
shall give Borrowing Agent five (5) Business Days prior written notice of its intention to decrease the Advance Rates.

          (c) Out-of-Formula Loans.  If the unpaid balance of Revolving Advances
              --------------------
outstanding at any time should exceed the Formula Amount at such time (an "Out-of-Formula Condition"), such Revolving Advances shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. If Agent or Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate; provided
                                                                        --------
that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) or be obligated to honor requests for Revolving Advances when an Out-of-Formula Condition exists or would result therefrom.

          (d) Procedure for Revolving Advances Borrowing.  Except as otherwise
              ------------------------------------------
provided in Section 2.15 below, Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as principal or interest hereunder, or under any of the other Loan Documents, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

     2.2  Disbursement of Advance Proceeds.  All Advances shall be disbursed
          --------------------------------
from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.1(d) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the Borrowers on the day so requested by way of credit to such operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.3  Maximum Advances.  The aggregate balance of Revolving Advances
          ----------------
outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

     2.4  Repayment of Obligations.
          ------------------------

          (a) The Advances and other Obligations shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

          (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after the Business Day that Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment that is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

          (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent and Lenders shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.1 and Section 2.15 hereof.

          (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including any deduction for any setoff or counterclaim.

     2.5  Repayment of Excess Advances.  The aggregate balance of Advances
          ----------------------------
outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.6  Statement of Account.  Agent shall maintain, in accordance with its
          --------------------
customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided,
                                                                  --------
however, the failure by Agent to record the date and amount of any Advance shall
-------
not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.7  Letters of Credit.  Subject to the terms and conditions hereof, Agent
          -----------------
shall issue or cause the issuance of standby and documentary letters of credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Agent
                                                 --------  -------
will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to
                                   ----
exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of Letters of Credit outstanding shall not exceed $3,000,000 in the aggregate. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest.

     2.8  Issuance of Letters of Credit.
          -----------------------------

          (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

          (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one
(1) year after such Letter of Credit's date of issuance and in no event later than sixty (60) days prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New Jersey.

          (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

          (d) Agent shall have absolute discretion whether to accept any draft. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrowing Agent will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by any Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of any Borrower, (iii) that involve any purchase for which Agent has not received all related documents, instruments and forms requested by Agent, (iv) for which Agent is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of
Section 13 of the Federal Reserve Act.

     2.9  Requirements For Issuance of Letters of Credit.
          ----------------------------------------------

          (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct or gross negligence.

          (b) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

          (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

          (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of (i) the Maximum Revolving Advance Amount or (ii) the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of

Credit issued hereunder remains outstanding and uncanceled; or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

          (e) Upon or after the occurrence of a Default or an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

     2.10  Additional Payments.  Any sums expended by Agent or any Lender due to
           -------------------
any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document, including any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

     2.11  Manner of Borrowing and Payment.
           -------------------------------

          (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of Lenders.

          (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

          (c) (i) Notwithstanding anything to the contrary contained in Sections 2.11(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m. on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (i) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (ii) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to such Lender's applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

               (ii) Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

               (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

          (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided,
                                                               --------
however, that if all or any portion of such excess payment or benefits is
-------
thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of
(i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph
(e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that
                                                        --------  -------
Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

     2.12  Mandatory Prepayments.  Subject to Section 4.3 hereof, when any
           ---------------------
Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the Obligations in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

     2.13  Use of Proceeds.  Borrowers shall apply the proceeds of Advances to
           ---------------
(i) repay existing indebtedness owed to Citizens Bank, (ii) pay fees and expenses relating to this transaction, (iii) provide for Borrowers' working capital needs, and (iv) to reimburse Issuer for Letters of Credit.

     2.14  Defaulting Lender.
           -----------------

          (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

          (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

          (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders," a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

          (d) Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this
Section 2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

          (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

     2.15  Provisions Applicable to Eurodollar Rate Loans.
           ----------------------------------------------

          (a) Notwithstanding the provisions of Section 2.1 above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

          (b) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (a)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

     Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.15(a) or by its notice of conversion given to Agent pursuant to
Section 2.15(c), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.15(c) herein below.

          (c) Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than three (3) Eurodollar Rate Loans, in the aggregate.

          (d) Borrowers shall jointly and severally indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate prepared in good faith as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

          (e) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be canceled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate prepared in good faith as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

SECTION 3.  INTEREST AND FEES.
            ------------------

     3.1  Interest. Interest on Advances shall accrue and be payable monthly, in
          --------
arrears on the last day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to, with respect to Revolving Advances, the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations other than Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Domestic Loans plus two percent
                                                                ----
(2%) per annum and (ii) Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Eurodollar Rate Loans plus two percent (2.0%) per
                                                  ----
annum (as applicable, the "Default Rate").

     3.2  Letter of Credit Fees.   Borrowers shall pay (x) to Agent, for the
          ---------------------
benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two percent (2.0%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit

Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     3.3  Closing and Facility Fees.
          -------------------------

          (a) Upon the execution of this Agreement, Borrowers shall pay to Agent, for the ratable benefit of those Lenders who are parties to this Agreement on the Closing Date, a closing fee of $50,000.

          (b) If, for any month during the Term, the average daily unpaid balance of the Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one-quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent on the last day of each month.

     3.4  Collateral Evaluation and Monitoring Fee.
          ----------------------------------------

          (a) Borrowers shall pay Agent a collateral evaluation fee equal to $1,000 per month, commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

          (b) Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit - a collateral monitoring fee in an amount equal to $750 per day for each person (other than Agent's management personnel) employed to perform such monitoring and in an amount equal to $750 per day for each manager of Agent performing such monitoring, plus all costs and disbursements
                                             ----
incurred by Agent in the performance of such examination or analysis.

     3.5  Computation of Interest and Fees.  Interest and fees hereunder shall
          --------------------------------
be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.

     3.6  Maximum Charges.  In no event whatsoever shall interest and other
          ---------------
charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.7  Increased Costs.  In the event that any Applicable Law, treaty or
          ---------------
governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify in good faith the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

     3.8  Basis For Determining Interest Rate Inadequate or Unfair.  In the
          --------------------------------------------------------
event that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.15 hereof for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan that was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     3.9  Capital Adequacy.
          ----------------

          (a) In the event that Agent or any Lender shall have determined that any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section
3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to any Applicable Law or condition.

          (b) A certificate prepared in good faith of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

SECTION 4.  COLLATERAL:  GENERAL TERMS
            --------------------------

     4.1  Security Interest in the Collateral.  To secure the prompt payment and
          -----------------------------------
performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent, for its benefit and the ratable benefit of Lenders, a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2  Perfection of Security Interest.  Each Borrower shall take all action
          -------------------------------
that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral and to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' Lien Waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering, or causing to be executed or delivered, Lien Perfection Documents requested by Agent, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other Applicable Law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with Section 9-402(2) of the UCC. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

     4.3  Disposition of Collateral.  Each Borrower will safeguard and protect
          -------------------------
all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business, (b) Permitted Spinoffs and Permitted Sales, and (c) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any Fiscal Year having an aggregate fair market value of not more than $200,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent for application to the Obligations in accordance with this Agreement.

     4.4  Preservation of Collateral.  Following the occurrence of a Default or
          --------------------------
an Event of Default, in addition to the rights and remedies set forth in Section
11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

     4.5  Ownership of Collateral.  With respect to the Collateral, at the time
          -----------------------
the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 or at any Minor Location and
                                 ------------
shall not be removed from such locations without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof. In no event shall (i) the aggregate Value of Collateral at any single Minor Location exceed $50,000 on any date and (ii) the aggregate Value of all Collateral at all Minor Locations exceed $500,000 on any date.

     4.6  Defense of Agent's and Lenders' Interests.  Until (a) payment and
          -----------------------------------------
performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other Applicable Law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7  Books and Records.  Each Borrower shall (a) keep proper books of
          -----------------
record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all Charges and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

     4.8  Financial Disclosure.  Each Borrower hereby irrevocably authorizes and
          --------------------
directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of any Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

     4.9  Compliance with Laws.  Each Borrower shall comply with all Applicable
          --------------------
Law with respect to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that such contest or dispute is pursued diligently, in good faith and by appropriate proceedings, any related Lien has not attached to any Collateral or been stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral and other assets of Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral and such other assets of Borrowers so that such insurance shall remain in full force and effect.

     4.10  Inspection of Premises.  At all reasonable times Agent and each
           ----------------------
Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

     4.11  Insurance.  Each Borrower shall bear the full risk of any loss of any
           ---------
nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein are hereby directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. When any Event of Default exists, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand.

     4.12  Failure to Pay Insurance.  If any Borrower fails to obtain insurance
           ------------------------
as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13  Payment of Taxes.  Each Borrower will pay, when due, all Charges
           ----------------
lawfully levied or assessed upon such Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14  Payment of Leasehold Obligations.  Each Borrower shall at all times
           --------------------------------
pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

     4.15  Receivables.
           -----------

          (a) Nature of Receivables.  Each of the Receivables shall be a bona
              ---------------------
fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

          (b) Solvency of Customers.  Each Customer, to the best of each
              ---------------------
Borrower's knowledge, as of the date each Receivable is created, is and will be Solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not Solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c) Locations of Borrowers.  Each Borrower's chief executive office is
              ----------------------
located at the addresses set forth on Schedule 4.15(c) hereto.  Until written
                                      ----------------
notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office; provided, however, Squirrel may maintain such
                               --------  -------
records at the offices of Squirrel Canada in Vancouver, British Columbia, Canada.

          (d) Collection of Receivables.  Until any Borrower's authority to do
              -------------------------
so is terminated by Agent (which notice Agent may give at any time following the occurrence of a Default or an Event of Default), each Borrower will, at such Borrower's sole cost and expense, but on Agent's and Lenders' behalf and for Agent's and Lenders' account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds in which Agent does not have a lien or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

          (e) Notification of Assignment of Receivables.  At any time that a
              -----------------------------------------
Default or an Event of Default exists, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations. Agent may, at any time or times, send verification of Receivables to any Customer.

          (f) Power of Agent to Act on Borrowers' Behalf.  Agent shall have the
              ------------------------------------------
right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables at any time following the occurrence of an Event of Default; (vi) to enforce payment of the Receivables by legal proceedings or otherwise at any time following the occurrence of an Event of Default; (vii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral at any time following the occurrence of an Event of Default; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables at any time following the occurrence of an Event of Default; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right, at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

          (g) No Liability.  Neither Agent nor any Lender shall, under any
              ------------
circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom other than on account of Agent's or such Lender's gross negligence or willful misconduct. Following the occurrence of a Default or an Event of Default Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default] the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

          (h) Establishment of Cash Management System.  All proceeds of
              ---------------------------------------
Collateral shall, at the direction of Agent, be deposited by Borrowers into a lockbox account, dominion account or other "blocked account" ("Blocked Account") as Agent may require pursuant to an arrangement with such bank or banks as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such Blocked Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent.

          (i) Adjustments.  No Borrower will, without Agent's consent,
              -----------
compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business.

     4.16  Inventory.  To the extent Inventory held for sale or lease has been
           ---------
produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations and orders thereunder. Borrowers shall promptly notify Agent in writing if any Borrower enters into any License Agreement other than as set forth on Schedule 4.16.
         -------------

     4.17  Maintenance of Equipment.  The Equipment shall be maintained in good
           ------------------------
operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any Applicable Law. Each Borrower shall have the right to sell Equipment to the extent set forth in
Section 4.3 hereof.

     4.18  Exculpation of Liability.  Nothing herein contained shall be
           ------------------------
construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

     4.19  Environmental Matters.
           ---------------------

          (a) Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except to the extent permitted by Applicable Law.

          (b) Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

          (c) Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

          (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

          (e) Borrowers shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

          (f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in
Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

          (g) Promptly after any Borrower's discovery of a Hazardous Discharge or upon the written request of Agent from time to time, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

          (h) Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Borrower's right, title and interest in and to its owned and leased premises.

     4.20  Financing Statements.  Except as respects the financing statements
           --------------------
filed by Agent and the financing statements described on Schedule 1.2, no
                                                         ------------
financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            -------------------------------

     Each Borrower represents and warrants as follows:

     5.1  Authority.  Each Borrower has full power, authority and legal right to
          ---------
enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of each Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights in general. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of any Applicable Law or the terms of such Borrower's Organization Documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, Organization Documents or other instrument to which such Borrower is a party or by which it or its property may be bound.

     5.2  Formation and Qualification.
          ---------------------------

          (a) Each Borrower is duly organized and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and
                            ---------------
is in good standing in the states listed on Schedule 5.2(a) which constitute all
                                            ---------------
states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Borrower has delivered to Agent true and complete copies of its Organization Documents and will promptly notify Agent of any amendment or changes thereto.

          (b) The only Subsidiaries of each Borrower are listed on Schedule
                                                                   --------
5.2(b).
------

     5.3  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4  Tax Returns.  Each Borrower's federal tax identification number is set
          -----------
forth on Schedule 5.4.  Each Borrower has filed all federal, state and local tax
         ------------
returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, except as set forth on Schedule 5.4. Federal, state and local income
                                ------------
tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to and including the Fiscal Year ending March 31, 1996. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5  Financial Statements.  The consolidated and consolidating balance
          --------------------
sheets of the Borrowers, their Subsidiaries and such other Persons described therein as of December 31, 1999, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers and their Subsidiaries at such date and the results of their operations for such period. Since December 31, 1999 there has been no change in the condition, financial or otherwise, of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers and their Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

     5.6  Corporate Name.  Except as set forth on Schedule 5.6, no Borrower has
          --------------                          ------------
been known by any other corporate name in the past five (5) years or sells Inventory under any other name, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

     5.7  O.S.H.A. and Environmental Compliance.
          -------------------------------------

          (a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

          (b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

          (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any real property owned or leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property owned or leased by any Borrower; (iii) no real property owned or leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

     5.8  Solvency; No Litigation, Violation, Indebtedness or Default.
          -----------------------------------------------------------

          (a) Each Borrower is and will at all time remain Solvent.

          (b) Except as disclosed in Schedule 5.8(b), no Borrower has (i) any
                                     ---------------
pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, and (ii) any liabilities or Indebtedness for Money Borrowed other than the Obligations.

          (c) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(c) hereto.
                                                   ---------------
Except as set forth in Schedule 5.8(c), (i) no Plan has incurred any
                       ---------------
"accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR 2615.3 has not been waived,
(xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9  Patents, Trademarks, Copyrights and Licenses.  All registered patents,
          --------------------------------------------
patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered
                          ------------
or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each Borrower possesses all intellectual property
         ------------
rights necessary for the operation of its business. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, design right, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items that is used in the Ordinary Course of Business of a Borrower has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Borrower, such Borrower owns such software and is not the licensee of any such software that is material to such Borrower's business operations pursuant to any license agreement except as set forth on Schedule 5.9 hereto. With respect to all
                                 ------------
computer hardware used by any Borrower, such Borrower is the owner of all such computer equipment free and clear of any Lien (other than a Lien in favor of Agent) that is material to such Borrower's business operations except as provided on Schedule 5.9 hereto.
            ------------

     5.10  Licenses and Permits.  Except as set forth in Schedule 5.10, each
           --------------------                          -------------
Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any Applicable Law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

     5.11  Default of Indebtedness.  No Borrower is in default in the payment of
           -----------------------
the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12  No Default.  No Borrower is in default in the payment or performance
           ----------
of any of its contractual obligations and no Default has occurred.

     5.13  No Burdensome Restrictions.  No Borrower is party to any contract or
           --------------------------
agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14  No Labor Disputes.  No Borrower is involved in any labor dispute;
           -----------------
there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.
                                                  -------------

     5.15  Margin Regulations.  No Borrower is engaged, nor will it engage,
           ------------------
principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16  Investment Company Act.  No Borrower is an "investment company"
           ----------------------
registered or required to be registered under the Investment Company Act of 1940, nor is it controlled by such a company.

     5.17  Disclosure.  No representation or warranty made by any Borrower in
           ----------
this Agreement, in any other Loan Document or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on the Borrowers.

     5.18  Swaps.  No Borrower is a party to, nor will it be a party to, any
           -----
swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

     5.19  Conflicting Agreements.  No provision of any mortgage, indenture,
           ----------------------
contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.20  Application of Certain Laws and Regulations.  No Borrower nor any
           -------------------------------------------
Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.21  Business and Property of Borrowers.  Upon and after the Closing Date,
           ----------------------------------
Borrowers do not propose to engage in any business other than the offering of technology services and related activities to multiple industries and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

     5.22  Year 2000.  Borrowers and their respective Subsidiaries have reviewed
           ---------
the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrowers or their respective Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not have a Material Adverse Effect on Borrowers.

     5.23  Section 20 Subsidiaries.  Borrowers do not intend to use and shall
           -----------------------
not use any portions of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

     5.24  Compliance with Laws.  No Borrower is in violation of any Applicable
           --------------------
Law in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any Governmental Body or arbitration board or other tribunal.

SECTION 6.  AFFIRMATIVE COVENANTS.
            ----------------------

     Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

     6.1  Payment of Fees.  Pay to Agent on demand all usual and customary fees
          ---------------
and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Account or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

     6.2  Conduct of Business and Maintenance of Existence and Assets.  (a)
          -----------------------------------------------------------
Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any Intellectual Property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with all Applicable Laws governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

     6.3  Violations.  Promptly notify Agent in writing of any violation of any
          ----------
law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

     6.4  Government Receivables.  Take all steps necessary to protect Agent's
          ----------------------
interest in the Collateral under the Federal Assignment of Claims Act or other Applicable Law and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

     6.5  Net Cash Flow.  Cause to maintained at the end of each period shown
          -------------
below, at least the corresponding amount of Net Cash Flow for the Borrowers on a consolidated basis:

            Period                        Minimum Net Cash Flow
            ------                        ---------------------

     Fiscal Quarter ending                      -$3,260,000
     March 31, 2000

     Two Fiscal Quarters ending                 -$4,841,000
     June 30, 2000

     Three Fiscal Quarters ending               -$5,711,000
     September 30, 2000

     Four Fiscal Quarters ending                -$5,600,000
     December 31, 2000

     Four Fiscal Quarters ending                -$2,800,000
     March 31, 2001

     Four Fiscal Quarters ending                -$1,000,000
     June 30, 2001

     Four Fiscal Quarters ending               $          0
     September 30, 2001

     Four Fiscal Quarters ending               $    250,000
     December 31, 2001

     Four Fiscal Quarters ending               $    500,000
     March 31, 2002

     Four Fiscal Quarters ending               $    750,000
     June 30, 2002 and on the last
     day of each Fiscal Quarter
     thereafter

     6.6  Execution of Supplemental Instruments.  Execute and deliver to Agent
          -------------------------------------
from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.7  Payment of Indebtedness.  Pay, discharge or otherwise satisfy at or
          -----------------------
before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and Indebtedness of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested and diligently in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

     6.8  Standards of Financial Statements.  Cause all financial statements
          ---------------------------------
referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.9  License Agreements.  Keep each License Agreement to which it is a
          ------------------
party in full force and effect for so long as any Borrower has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

     6.10  Undrawn Availability.  After the Closing Date, Borrowers shall have
           --------------------
Undrawn Availability at all times of at least $1,000,000.

     6.11  Covenant Adjustments.  Upon the consummation of either a Permitted
           --------------------
Sale or the sale of additional Equity Interests of Eltrax that result in at least $10,000,000 of net cash proceeds to the Borrowers, Borrowers shall deliver new financial projections to Agent within 14 days of such sale and the parties hereto shall agree upon revisions to the definition of "Applicable Margin" and to Section 6.5 to become effective 21 days after the delivery of the projections to Agent.

SECTION 7.  NEGATIVE COVENANTS.
            -------------------

     No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1  Merger, Consolidation, Acquisition and Sale of Assets.
          -----------------------------------------------------

          (a) Enter into any merger, consolidation or other reorganization with or into any other Person (other than another Borrower), or acquire all or a substantial portion of the assets or Equity Interests of any Person, or permit any other Person to consolidate with or merge with it.

          (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets to any Person other than another Borrower, except (i) sales by a Borrower of its Inventory in the Ordinary Course of Business, (ii) sales and other dispositions of Equipment of a Borrower to the extent expressly permitted by this Agreement, (iii) Permitted Sales, (iv) Permitted Spinoffs, and
(v) any other dispositions of assets expressly authorized by this Agreement.

     7.2  Creation of Liens.  Create or suffer to exist any Lien or transfer
          -----------------
upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3  Guarantees.  Become liable upon the obligations of any Person by
          ----------
assumption, endorsement or guaranty thereof or otherwise (other than to Lenders), except the endorsement of checks in the Ordinary Course of Business.

     7.4  Investments.  Purchase or acquire obligations or Equity Interests of,
          -----------
or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

     7.5  Loans.  Make advances, loans or extensions of credit to any Person,
          -----
including any Parent, Subsidiary or Affiliate except (i) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of its Business; (ii) loans or advances of money made by one Borrower to another Borrower or to a Guarantor, provided that any instrument given to evidence any such loan or advance is promptly pledged to Agent as security for the Obligations; and (iii) loans to its employees in the Ordinary Course of Business not to exceed $250,000 in the aggregate at any time outstanding for all such advances.

     7.6  Capital Expenditures.  Contract for, purchase or make (i) any
          --------------------
Capitalized Software Expenditures or commitment for Capitalized Software Expenditures in any Fiscal Year in an amount in excess of $4,000,000 or (ii) any Capital Expenditures (other than Capitalized Software Expenditures) or commitment for Capital Expenditures (other than Capitalized Software Expenditures) in any Fiscal Year in an amount in excess of $5,500,000.

     7.7  Dividends.  Declare, pay or make any dividend or distribution on any
          ---------
shares of the Equity Interests of any Borrower (other than Upstream Payments or dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower.

     7.8  Indebtedness.  Create, incur, assume or suffer to exist any
          ------------
Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Permitted Purchase Money Debt and Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; and (iii) Indebtedness in existence on the Closing Date and due to Persons other than Lenders that is described on Schedule 5.8(b).
             ---------------

     7.9  Nature of Business.  Substantially change the nature of the business
          ------------------
in which it is presently engaged, or, except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10  Transactions with Affiliates.  Directly or indirectly, purchase,
           ----------------------------
acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the Ordinary Course of Business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

     7.11  Leases.  Enter as lessee into any lease arrangement for real or
           ------
personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $2,750,000 in any one Fiscal Year in the aggregate for all Borrowers.

     7.12  Subsidiaries.
           ------------

          (a) Form any Subsidiary other than pursuant to a Permitted Spinoff.

          (b) Enter into any partnership, joint venture or similar arrangement with any Person; or own less than all of the Equity Interests of any Subsidiary that is a Borrower or Guarantor.

     7.13  Fiscal Year and Accounting Changes.  Change its Fiscal Year from
           ----------------------------------
ending on December 31, permit any Subsidiary to have a fiscal year that is different from the Fiscal Year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by Applicable Law.

     7.14  Pledge of Credit.  Now or hereafter pledge Agent's or any Lender's
           ----------------
credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

     7.15  Amendment of Organization Documents.  Amend, modify or waive any
           -----------------------------------
material term or provision of its Organization Documents except as required by Applicable Law.

     7.16  Compliance with ERISA.  (i) (x) Maintain, or permit any member of the
           ---------------------
Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(c), (ii) engage, or
                                          ---------------
permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction," as that term is defined in Section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency," as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a Lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule
                                                                    --------
5.8(c), (vi) incur, or permit any member of the Controlled Group to incur, any
------
withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.17  Prepayment of Indebtedness.  At any time, directly or indirectly,
           --------------------------
prepay any Indebtedness (other than the Obligations), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

     7.18  Upstream Payments.  Create or suffer to exist any encumbrance or
           -----------------
restriction on the ability of any Borrower or a Subsidiary of any Borrower to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to any of the Other Documents and (ii) existing under Applicable Law.

     7.19  Tax Consolidation.  File or consent to the filing of any consolidated
           -----------------
income tax return with any Person other than a Subsidiary.

     7.20  Conduct of Business.  Engage in any business other than the business
           -------------------
engaged by it on the Closing Date and any business or activities that are substantially similar, related or incidental thereto.

SECTION 8.  CONDITIONS PRECEDENT.
            ---------------------

     8.1  Conditions to Initial Advances.  The agreement of Lenders to make the
          ------------------------------
initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a) Other Documents.  Agent shall have received each of the Other
              ---------------
Documents duly executed and delivered by an authorized officer of each of the parties thereto, including each Borrower;

          (b) Filings, Registrations and Recordings.  Each document (including
              -------------------------------------
any UCC financing statement) required by this Agreement, or any Other Document or under Applicable Law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

          (c) Corporate Proceedings of Borrowers.  Agent shall have received a
              ----------------------------------
copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes, any related agreements and each of the other Loan Documents and (ii) the granting by each Borrower of the security interests in and Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (d) Incumbency Certificates of Borrowers.  Agent shall have received a
              ------------------------------------
certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (e) Organization Documents.  Agent shall have received a copy of the
              ----------------------
Organization Documents of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of organization together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

          (f) Good Standing Certificates.  Agent shall have received good
              --------------------------
standing certificates for each Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

          (g) Legal Opinion.  Agent shall have received favorable legal opinions
              -------------
of Borrowers' counsel (qualified to practice in the State of Georgia) in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as Agent may require, and each Borrower hereby authorizes and directs each such counsel to deliver such opinions to Agent;

          (h) No Litigation.  No litigation, investigation or proceeding before
              -------------
or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with any of the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any Governmental Body;

          (i) Collateral Examination.  Agent shall have completed Collateral
              ----------------------
examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles and Equipment of each Borrower and all books and records in connection therewith;

          (j) Fees.  Agent shall have received all fees payable to Agent and
              ----
Lenders on or prior to the Closing Date pursuant to Section 3 hereof;

          (k) Pledge Agreements, Trademark Security Agreements, Patent Security
              -----------------------------------------------------------------
Agreement and Other Documents.  Agent shall have received the executed O'Reilly
-----------------------------
Guaranty, O'Reilly Pledge Agreement, Pledge Agreements, Trademark Security Agreements, Patent Security Agreement and all Other Documents, each in form and substance satisfactory to Agent and Lenders;

          (l) Insurance.  Agent shall have received in form and substance
              ---------
satisfactory to Agent, (i) certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and (ii) certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

          (m) Payment Instructions.  Agent shall have received written
              --------------------
instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

          (n) Blocked Accounts.  Agent shall have received duly executed
              ----------------
agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable in all respects to Agent for the collection and servicing of the Receivables and other proceeds of Collateral;

          (o) Consents.  Agent shall have received any and all Consents
              --------
necessary to permit the effectuation of the transactions contemplated by any of the Loan Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

          (p) No Adverse Material Change.  Since December 31, 1999, there shall
              --------------------------
not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

          (q) Leasehold Agreements.  Agent shall have received Lien Waivers
              --------------------
satisfactory to Agent with respect to all premises leased by any Borrower at which any Inventory or Equipment is located;

          (r) Contract Review.  Agent shall have reviewed all Material Contracts
              ---------------
of Borrowers and all other leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements which Agent or its counsel deems necessary and such contracts and agreements shall be satisfactory in all respects to Agent and its counsel;

          (s) Closing Certificate.  Agent shall have received a closing
              -------------------
certificate signed by the Chief Financial Officer or Treasurer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

          (t) Borrowing Base.  Agent shall have received evidence from Borrowers
              --------------
that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

          (u) Undrawn Availability.  After giving effect to the initial Advances
              --------------------
hereunder, Borrowers shall have Undrawn Availability on the Closing Date of at least $2,500,000;

          (v) No Labor Disputes.  Agent shall have received assurances
              -----------------
satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Borrower or any Guarantor, which Agent reasonably determines may have a Material Adverse Effect;

          (w) Cash Collateral.  O'Reilly shall cause at least $2,800,000 of Cash
              ---------------
Collateral to be deposited in the Cash Collateral Account; and

          (x) Other.  All corporate and other proceedings, and all documents,
              -----
instruments and other legal matters in connection with this Agreement shall be satisfactory in form and substance to Agent and its counsel.

     8.2  Conditions to Each Advance.  The agreement of Lenders to make any
          --------------------------
Advance requested to be made on any date (including the initial Advance) is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by any Borrower in or pursuant to this Agreement and any of the Other Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the Other Documents all be true and correct in all material respects on and as of such date as if made on and as of such date;

          (b) No Default.  No Event of Default or Default shall have occurred
              ----------
and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders, in
                                             --------  -------
their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

          (c) Borrowing Base Certificates; Maximum Advances.  Agent shall have
              ---------------------------------------------
received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent, and, in the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof;

          (d) No Litigation.  No action, proceeding, investigation, regulation
              -------------
or legislation shall have been instituted, threatened or proposed before any court or Governmental Body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the Other Documents or the consummation of the transactions contemplated hereby or thereby; and

          (e) No Material Adverse Effect.  No event shall have occurred and no
              --------------------------
condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

SECTION 9.  INFORMATION AS TO BORROWERS.
            ----------------------------

     Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1  Disclosure of Material Matters.  Immediately upon learning thereof,
          ------------------------------
report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2  Schedules.  Deliver to Agent on or before the fifteenth (15th) day of
          ---------
each month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedules, (c) Inventory reports, and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, each Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3  Environmental Reports.  At Agent's request, furnish Agent,
          ---------------------
concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the Chief Financial Officer of Borrowing Agent, on behalf of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all Environmental Laws and laws relating to occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

     9.4  Litigation.  Promptly notify Agent in writing of any litigation, suit
          ----------
or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Borrower.

     9.5  Material Occurrences.  Promptly notify Agent in writing upon the
          --------------------
occurrence of (a) any Default or Event of Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

     9.6  Government Receivables.  Notify Agent immediately if any of its
          ----------------------
Receivables arise out of contracts between any Borrower and any Governmental
Body.

     9.7  Annual Financial Statements.  Furnish Agent within ninety (90) days
          ---------------------------
after the end of each Fiscal Year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including statements of income and stockholders' equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 7.5, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

     9.8  Quarterly Financial Statements.  Furnish Agent within forty-five (45)
          ------------------------------
days after the end of each Fiscal Quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the Fiscal Year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a Compliance Certificate.

     9.9  Monthly Financial Statements.  Furnish Agent within thirty (30) days
          ----------------------------
after the end of each month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a Compliance Certificate.

     9.10  Other Reports.  Furnish Agent as soon as available, but in any event
           -------------
within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

     9.11  Additional Information.  Furnish Agent with such additional
           ----------------------
information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business other than a Minor Location permitted under Section 4.5, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

     9.12  Projected Operating Budget.  Furnish Agent, no later than thirty (30)
           --------------------------
days prior to the beginning of each Borrower's Fiscal Years commencing with Fiscal Year 2001, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such Fiscal Year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     9.13  Variances From Operating Budget.  Furnish Agent, concurrently with
           -------------------------------
the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

     9.14  Notice of Suits, Adverse Events.  Furnish Agent with prompt notice of
           -------------------------------
(i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

     9.15  ERISA Notices and Requests.  Furnish Agent with immediate written
           --------------------------
notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under
Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.16  Additional Documents.  Execute and deliver to Agent, upon request,
           --------------------
such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

SECTION 10.    EVENTS OF DEFAULT.
               ------------------

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1 failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

     10.2 any representation or warranty made or deemed made by any Borrower in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3 failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

     10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower's property;

     10.5 except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and Agent or any Lender except for a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 4.14, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is cured within twenty (20) days from the occurrence of such failure or neglect;

     10.6 any judgment or judgments are rendered against any Borrower or any Guarantor for an aggregate amount in excess of $250,000 if such judgment results in the imposition of any Lien upon any of the Collateral, there shall be any period of twenty (20) consecutive days during which such judgment is not satisfied, stayed pending appeal or otherwise discharged, or the holder of such judgment shall commence enforcement proceedings with respect thereto;

     10.7 any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated or declared a bankrupt or insolvent,
(v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     10.8 any Borrower or Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due, cease operations of its present business or cease to be Solvent;

     10.9 any Subsidiary of any Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     10.10 any change in any Borrower's condition or affairs (financial or otherwise) which, in Agent's reasonable opinion, has a Material Adverse Effect;

     10.11 any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

     10.12 a default of the obligations of any Borrower under any other agreement to which it is a party shall occur that has or could reasonably be expected to have a Material Adverse Effect and which is not cured within any applicable grace period;

     10.13 termination or breach of any Guaranty executed and delivered to Agent in connection with the Obligations or, if any Guarantor attempts to terminate or challenges the validity of or its liability under, any such Guaranty or similar agreement;

     10.14  any Change of Control shall occur;

     10.15 any material provision of this Agreement or any of the Other Documents shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

     10.16 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, the failure to continue of which results in a Material Adverse Effect,, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any such license, permit, trademark, tradename or patent necessary for the continuation of Borrowers' business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Borrower;

     10.17 any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.18 the operations of any Borrower's computer facilities are interrupted at any time for more than forty-eight (48) hours during any period of five (5) consecutive days, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three (3) month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty
(30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

     10.19 an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, could reasonably be expected to have a Material Adverse Effect on any Borrower.

SECTION 11.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
               -------------------------------------------

     11.1  Rights and Remedies.  Upon or after (i) the occurrence of an Event of
           -------------------
Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; (ii) an occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower. Upon or after the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of marketing, advertising for sale and disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

     11.2  Agent's Discretion.  Agent shall have the right in its sole
           ------------------
discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

     11.3  Setoff.  In addition to any other rights which Agent or any Lender
           ------
may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent and such Lender to reduce the Obligations.

     11.4  Rights and Remedies not Exclusive.  The enumeration of the foregoing
           ---------------------------------
rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

SECTION 12.    WAIVERS AND JUDICIAL PROCEEDINGS.
               ---------------------------------

     12.1  Waiver of Notice.  Each Borrower hereby waives notice of non-payment
           ----------------
of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2  Delay.  No delay or omission on Agent's or any Lender's part in
           -----
exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3  Jury Waiver.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH
           -----------
PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR

OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 13.    EFFECTIVE DATE AND TERMINATION.
               -------------------------------

     13.1  Term.  This Agreement, which shall inure to the benefit of and shall
           ----
be binding upon respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until March 14, 2003 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date") and the Loan Documents are terminated, Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) two percent (2.0%) of the Maximum Revolving Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, and (y) one percent (1.0%) of the Maximum Revolving Amount if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and
(z) one-half percent (0.5%) of the Maximum Revolving Amount if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.

     13.2  Termination.  The termination of the Agreement shall not affect any
           -----------
Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

SECTION 14.    REGARDING AGENT.
               ----------------

     14.1  Appointment.  Each Lender hereby designates PNC to act as Agent for
           -----------
such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of each of the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for its benefit and the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however,
                                                              --------  -------
that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     14.2  Nature of Duties.  Agent shall have no duties or responsibilities
           ----------------
except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Loan Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     14.3  Lack of Reliance on Agent and Resignation.
           -----------------------------------------

          (a) Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

          (b) Agent may resign on sixty (60) days written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers. Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4  Certain Rights of Agent.  If Agent shall request instructions from
           -----------------------
Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     14.5  Reliance.  Agent shall be entitled to rely, and shall be fully
           --------
protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6  Notice of Default.  Agent shall not be deemed to have knowledge or
           -----------------
notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that, unless and until Agent shall have received
         --------  -------
such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     14.7  Indemnification.  To the extent Agent is not reimbursed and
           ---------------
indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided, however, that, Lenders shall not be liable for any
                    --------  -------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     14.8  Agent in its Individual Capacity.  With respect to the obligation of
           --------------------------------
Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9  Delivery of Documents.  To the extent Agent receives financial
           ---------------------
statements required under Sections 9.7, 9.8, and 9.9 from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     14.10  Borrowers' Undertaking to Agent.  Without prejudice to their
            -------------------------------
respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

SECTION 15.    CO-BORROWER PROVISIONS.
               -----------------------

     15.1  Borrowing Agency Provisions.
           ---------------------------

          (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

          (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request, and neither Agent nor any Lender shall incur any liability to any Borrower as a result thereof. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lenders will, at the request of the Borrowing Agent, make Advances and other financial accommodations to all Borrowers on a combined basis and in accordance with the provisions set forth in this Agreement. Borrowers acknowledge that their business is a mutual and collective enterprise and Borrowers believe that the consolidation of all Advances and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Lenders, all to the mutual advantage of Borrowers. Agent's and Lenders' willingness to extend credit to Borrowers pursuant to the terms hereof and to administer each Borrower's portion of the Collateral therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers, at their request and in furtherance of their mutual and collective enterprise. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this
Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

          (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

          (d) Each Borrower's joint and several liability hereunder with respect to the Advances and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations,
(ii) the absence of any attempt to collect any of the Obligations from any other Borrower or Guarantor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any of the Obligations or any instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender,
(iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Agent's or any Lender's release of any Collateral or of its Liens upon any Collateral, (v) Agent's or any Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Borrower or Guarantor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Lender's claims for the repayment of any of the Obligations under
Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower and Guarantor. At any time an Event of Default exists, Lender may proceed directly and at once, without notice to any Borrower or Guarantor, against any or all of Borrowers or Guarantors to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower or Guarantor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Agent or any Lender under Applicable Law to pursue or exhaust its remedies against any Collateral or any other Borrower or Guarantor before pursuing such Borrower. Each Borrower consents and agrees that Agent and any Lender shall be under no obligation to marshall any assets in favor of any Borrower or Guarantor or against or in payment of any or all of the Obligations.

          (e) Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Advances actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to
(A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought minus (B) the amount, if any, of the then outstanding Accommodation
          -----
Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such

Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery
                         --------  -------
of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in
                  --------  -------
the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

     15.2  Subordination.  Each Borrower expressly subordinates and postpones
           -------------
the exercise of any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim that such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

SECTION 16.    MISCELLANEOUS.
               --------------

     16.1  Governing Law; Process.  This Agreement shall be governed by and
           ----------------------
construed in accordance with the laws of the State of Georgia applied to contracts to be performed wholly within the State of Georgia. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Georgia, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's agent for the purpose of accepting service within the State of Georgia. Nothing herein shall affect the right to serve process in any manner permitted by Applicable Law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Cobb, State of Georgia.

     16.2  Entire Understanding.
           --------------------

          (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

          (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or any of the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any covenant, obligation or Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

               (i) increase the Commitment Percentage or maximum dollar commitment of any Lender;

               (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

               (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b);

               (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $500,000;

               (v) change the rights and duties of Agent;

               (vi) permit any Out-of-Formula Loan to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed $1,000,000; or

               (vii) increase the Advance Rate above the Advance Rate in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     In the event that Agent requests the consent of a Lender pursuant to this
Section 16.2 and such Lender shall not respond or reply to Agent in writing within five (5) Business Days of delivery of such request, such

Lender shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

     16.3  Successors and Assigns; Participations; New Lenders.
           ---------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

          (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant"). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances.

          (c) Any Lender may with the consent of Agent (which shall not be unreasonably withheld or delayed) sell, assign or transfer all or any part of its rights under the Loan Documents to one or more additional banks or financial institutions (each a "Purchasing Lender"), and one or more Purchasing Lenders may commit to make Advances hereunder, in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by an Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.

Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further reasonable acts and things in order to effectuate the foregoing.

          (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

          (e) Borrowers authorize each Lender to disclose to any Participant or Purchasing Lender and any prospective Participant or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

     16.4  Application of Payments.  Agent shall have the continuing and
           -----------------------
exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     16.5  Indemnity.  Each Borrower shall indemnify Agent, each Lender and each
           ---------
of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, any of the Loan Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

     16.6  Notice.  Any notice or request hereunder may be given to any Borrower
           ------
or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof in the U.S. Mail by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)  If to Agent or          PNC Bank, National Association
            PNC at:               Two Tower Center Boulevard
                                  East Brunswick, New Jersey 08816
                                  Attention: John Speiser
                                  Telephone:  (732) 220-4314
                                  Telecopier:  (732) 220-4393

          with a copy to:         Parker, Hudson, Rainer & Dobbs LLP
                                  1500 Marquis Two Tower
                                  285 Peachtree Center Avenue, N.E.
                                  Atlanta, Georgia 30303
                                  Attention: C. Edward Dobbs, Esq.
                                  Telephone:  (404) 523-5300
                                  Telecopier:  (404) 522-8409

     (B) If to a Lender other than Agent, as specified on the signature pages hereof

     (C)  If to Borrowing Agent
            or any Borrower, at:  Eltrax Systems, Inc.
                                  900 Circle 75 Parkway, Suite 1700
                                  Atlanta, Georgia 30339
                                  Attention:  William A. Fielder, III
                                              Chief Financial Officer
                                  Telephone:  (770) 951-6833
                                  Telecopier:  (770) 284-2613

          with a copy to:         Jaffe, Raitt, Heuer & Weiss, P.C.
                                  One Woodward Avenue, Suite 2400
                                  Detroit, Michigan 48226
                                  Attention:  William E. Sider, Esq.
                                  Telephone:  (313) 961-8380
                                  Telecopier:  (313) 961-8358

     16.7  Survival.  The obligations of Borrowers under Sections 2.14(e), 3.7,
           --------
3.8, 3.9, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations. The obligations of Lenders under Section 14.7 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     16.8  Severability.  If any part of this Agreement is contrary to,
           ------------
prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     16.9  Expenses.  All costs and expenses including reasonable attorneys'
           --------
fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders, and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

     16.10  Injunctive Relief.  Each Borrower recognizes that, in the event any
            -----------------
Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     16.11  Consequential Damages.  Neither Agent nor any Lender, nor any agent
            ---------------------
or attorney for any of them, shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     16.12  Captions.  The captions at various places in this Agreement are
            --------
intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     16.13  Counterparts; Telecopied Signatures.  This Agreement may be executed
            -----------------------------------
in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     16.14  Construction.  The parties acknowledge that each party and its
            ------------
counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     16.15  Confidentiality; Sharing Information.
            ------------------------------------

          (a) Agent, each Lender and each Participant shall hold all non-public information obtained by Agent, such Lender or such Participant pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Participant's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Participant may
             --------  -------
disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Participants and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law or court order, Agent, each Lender and each Participant shall use its best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Participant by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Participant be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

          (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

     16.16  Publicity.  Each Borrower and each Lender hereby authorizes Agent to
            ---------
make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

     Each of the parties has executed and delivered this Agreement in Atlanta, Georgia as of the day and year first above written.

ATTEST:                                      ELTRAX SYSTEMS, INC.



  /s/ William A. Fielder, III                By:   /s/ William P. O'Reilly
----------------------------------              ------------------------------
William A. Fielder, III, Secretary           William P. O'Reilly, Chairman
                                                  of the Board
     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339


ATTEST:                                      ELTRAX TECHNOLOGY SERVICES
                                             GROUP, INC.



   /s/ Clunet R. Lewis                       By: /s/ William A. Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339


ATTEST:                                      ELTRAX ASP GROUP, LLC



    /s/ Clunet R. Lewis                      By: /s/ William A. Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             3930 RCA Boulevard
                                             Suite 3004
                                             Palm Beach Gardens, Florida 33410


                    [Signatures continued on following page]

ATTEST:                                      SQUIRREL SYSTEMS, INC.



  /s/ Clunet R. Lewis                        By:  /s/ William A Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339


ATTEST:                                      SENERCOMM, INC.



   /s/ Clunet R. Lewis                       By: /s/ William A. Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339


ATTEST:                                      ELTRAX CUSTOMER CARE GROUP, INC.



   /s/ Clunet R. Lewis                       By:  /s/ William A. Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339



                    [Signatures continued on following page]

ATTEST:                                      ELTRAX INTERNATIONAL, INC.



  /s/ Clunet R. Lewis                        By: /s/ William A. Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339


ATTEST:                                      ELTRAX HOSPITALITY GROUP, INC.



  /s/ Clunet R. Lewis                        By: /s/ William A. Fielder, III
----------------------------------              ------------------------------
Clunet R. Lewis, Secretary                      William A. Fielder, III,
                                                  Treasurer

     [CORPORATE SEAL]

                                             900 Circle 75 Parkway, Suite 1700
                                             Atlanta, Georgia 30339


                                             PNC BANK, NATIONAL ASSOCIATION,
                                              as Lender and as Agent


                                             By:    /s/ Kurt V. Putkonen
                                                -------------------------------
                                             Name:  Kurt V. Putkonen
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------
                                             Commitment Percentage:  100%

STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )


     On this _____ day of March, 2000, before me personally came William P. O'Reilly, to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board of ELTRAX SYSTEMS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                              -------------------------------
                              NOTARY PUBLIC


STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of ELTRAX TECHNOLOGY SERVICES GROUP, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              -------------------------------
                              NOTARY PUBLIC

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of ELTRAX ASP GROUP, LLC, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                              -------------------------------
                              NOTARY PUBLIC

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of SQUIRREL SYSTEMS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              -------------------------------
                              NOTARY PUBLIC



STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of SENERCOMM, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              -------------------------------
                              NOTARY PUBLIC

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of ELTRAX CUSTOMER CARE GROUP, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              -------------------------------
                              NOTARY PUBLIC

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of ELTRAX INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              -------------------------------
                              NOTARY PUBLIC



STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came William A. Fielder, III, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of ELTRAX HOSPITALITY GROUP, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              -------------------------------
                              NOTARY PUBLIC

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of March, 2000, before me personally came
______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PNC BANK, NATIONAL ASSOCIATION, the national banking association described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said association.


                              -------------------------------
                              NOTARY PUBLIC

                                   Exhibit A

                         Form of Revolving Credit Notes
                         ------------------------------

                             REVOLVING CREDIT NOTE


$
 ----------                                             ------------------------
                                                              [Atlanta, Georgia]


     This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated __________, 2000 (as amended, restated, supplemented or modified from time to time, the "Loan Agreement") by and among ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax"); ELTRAX TECHNOLOGY SERVICES GROUP, INC., a Georgia corporation ("Technology"); ELTRAX ASP GROUP, LLC, a Georgia limited liability company ("ASP"); SQUIRREL SYSTEMS, INC., a Georgia corporation ("Squirrel"); SENERCOMM, INC., a Florida corporation ("Senercomm"); ELTRAX CUSTOMER CARE GROUP, INC., a Georgia corporation ("Customer Care"); ELTRAX INTERNATIONAL, INC., a Pennsylvania corporation ("International"); and ELTRAX HOSPITALITY GROUP, INC., a Georgia corporation ("Hospitality"; Eltrax, Technology, ASP, Squirrel, Senercomm, Customer Care, International and Hospitality, each a "Borrower" and collectively "Borrowers"); PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC collectively, "Lenders") and PNC as agent for Lenders (together with its successors in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

     FOR VALUE RECEIVED, Borrowers hereby jointly and severally promise to pay to the order of ____________________ ("________"), at the office of Agent located at _____________, __________, __________, ____________ _____ or at such other place as Agent may from time to time designate to Borrowers in writing:

     (i) the principal sum of ______________ AND __/100 DOLLARS ($__________)
or, if different, from such amount, the unpaid principal balance of _______'s Commitment Percentage of the Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

     (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest exceed the maximum interest rate permitted by law.

     This Note is one of the Revolving Credit Notes referred to in the Loan Agreement and is secured by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of


                              Exhibit A - Page 1
the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

     This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

     If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is collected by or through an attorney at law. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     This Note shall be construed and enforced in accordance with the internal laws of the State of Georgia and is intended to take effect as a sealed instrument under Georgia law.

     Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

     SIGNED, SEALED AND DELIVERED in Atlanta, Georgia.



ATTEST:                             ELTRAX SYSTEMS, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------


ATTEST:                             ELTRAX TECHNOLOGY SERVICES
                                    GROUP, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------

                              Exhibit A - Page 2

ATTEST:                             ELTRAX ASP GROUP, LLC


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------


ATTEST:                             SQUIRREL SYSTEMS, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------

ATTEST:                             SENERCOMM, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------


ATTEST:                             ELTRAX CUSTOMER CARE GROUP, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------

                              Exhibit A - Page 3

ATTEST:                             ELTRAX INTERNATIONAL, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------


ATTEST:                             ELTRAX HOSPITALITY GROUP, INC.


------------------------            By:
                 , Secretary           ----------------------------
-----------------                   Name:
                                         --------------------------
  [CORPORATE SEAL]                  Title:
                                          -------------------------


                              Exhibit A - Page 4

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of ELTRAX SYSTEMS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC



STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of ELTRAX TECHNOLOGY SERVICES GROUP, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC


                              Exhibit A - Page 5

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of ELTRAX ASP GROUP, LLC, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC STATE OF GEORGIA

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of SQUIRREL SYSTEMS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC


STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of SENERCOMM, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC


                              Exhibit A - Page 6

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of ELTRAX CUSTOMER CARE GROUP, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC
STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of ELTRAX INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                              ------------------------------
                              NOTARY PUBLIC


STATE OF GEORGIA    )
                    ) ss.
COUNTY OF FULTON    )


     On this _____ day of __________, 20___, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of ELTRAX HOSPITALITY GROUP, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                              ------------------------------
                              NOTARY PUBLIC


                              Exhibit A - Page 7

                                   Exhibit B

                     Form of Commitment Transfer Supplement
                     --------------------------------------

                         COMMITMENT TRANSFER SUPPLEMENT

     This COMMITMENT TRANSFER SUPPLEMENT, dated as of __________, _______, among ___________________________ (the "Transferor Lender"), the Purchasing Lender executing this Commitment Transfer Supplement (the "Purchasing Lender"), and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (as defined below) under the Loan Agreement (as defined below).

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 16.3 of the Revolving Credit and Security Agreement dated March __, 2000 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Loan Agreement") among ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax"); ELTRAX TECHNOLOGY SERVICES GROUP, INC., a Georgia corporation ("Technology"); ELTRAX ASP GROUP, LLC, a Georgia limited liability company ("ASP"); SQUIRREL SYSTEMS, INC., a Georgia corporation ("Squirrel"); SENERCOMM, INC., a Florida corporation ("Senercomm"); ELTRAX CUSTOMER CARE GROUP, INC., a Georgia corporation ("Customer Care"); ELTRAX INTERNATIONAL, INC., a Pennsylvania corporation ("International"); and ELTRAX HOSPITALITY GROUP, INC., a Georgia corporation ("Hospitality"; Eltrax, Technology, ASP, Squirrel, Senercomm, Customer Care, International and Hospitality, each a "Borrower" and collectively "Borrowers"); PNC and the various other financial institutions (collectively, the "Lenders") and PNC as agent for Lenders (in such capacity, "Agent") named in or which hereafter become a party to the Loan Agreement;

     WHEREAS, each Purchasing Lender wishes to become a Lender party to the Loan Agreement; and

     WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Loan Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

     2. Upon receipt by the Agent of four counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I,
                                                                    ----------
and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment
                                               -----------
Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From

                              Exhibit B - Page 1
and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

     3. At or before 12:00 Noon (East Brunswick, New Jersey time) on the Transfer Effective Date, each Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion of the Advances being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Revolving Credit Note. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender's Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Revolving Credit Note together with all instruments, documents and collateral security pertaining thereto.

     4. Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

     5. (a) All principal payments that would otherwise by payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement and the Revolving Credit Note shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

          (b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and the Revolving Credit Note shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrowers.

     6. Concurrently with the execution and delivery hereof, Transferor Lender will provide to each Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

     7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

                              Exhibit B - Page 2

     8. By executing and delivering this Commitment Transfer Supplement, Transferor Lender and each Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Revolving Credit Note or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of the Obligations under the Loan Agreement, the Revolving Credit Note or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that is has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) each Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof; (vi) each Purchasing Lender agrees that is will perform all of its respective obligations as set forth in the Loan Agreement to be performed by each as a Lender; and (vii) each Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and Borrowers that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United State withholding tax on interest and other payments made by Borrowers under the Loan Agreement and the Other Documents or (y) is engaged in trade or business within the United States of America.

     9.   Schedule I hereto sets forth the revised Commitment Percentages of
          ----------
Transferor Lender and the Commitment Percentage of each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

     10. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.

                                                                         ,
                                    -------------------------------------
                                    as Transferor Lender

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------
                              Exhibit B - Page 3

                                                                        ,
                                    ------------------------------------
                                    as a Purchasing Lender


                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------


                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

                              Exhibit B - Page 4

                  SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT


         LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS
         -------------------------------------------------------------

[Transferor Lender]      Revised Commitment Amount $_________________

                         Revised Commitment Percentage: _____%

[Purchasing Lender]      Commitment Amount    $_________________

                         Commitment Percentage:    _____%

Addresses for Notices
---------------------

-----------------------------

-----------------------------

-----------------------------
Attention:
Telephone:
Telecopier:

                              Exhibit B - Page 5

                 SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT


                      [Form of Transfer Effective Notice]


     To:  _______________________, as Transferor Lender and __________________,
          as Purchasing Lender:

     The undersigned, as Agent under the Revolving Credit and Security Agreement dated _______ __, 2000 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Loan Agreement") among _________________________, a corporation organized under the laws of the State of _______, _________________________, a corporation organized under the laws of the State of _______, _________________________, a corporation organized under the laws of the State of _______ (collectively, the "Borrowers"), the various other financial institutions (collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as a Lender and as agent for Lenders, acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

     Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice.]

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent

                                    By:
                                       ---------------------------------
                                        Title:
                                              --------------------------
ACCEPTED FOR RECORDATION
IN REGISTER:

                              Exhibit B - Page 6

                                   Exhibit C

                        JOINDER AGREEMENT AND SUPPLEMENT
                   TO REVOLVING CREDIT AND SECURITY AGREEMENT
                   ------------------------------------------


     THIS JOINDER AGREEMENT AND SUPPLEMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT ("Joinder Agreement"), being Supplement No. _____, dated as of __________________, _____, to that certain Revolving Credit and Security Agreement dated March __, 2000 (as at any time amended, the "Loan Agreement") among ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax"); ELTRAX TECHNOLOGY SERVICES GROUP, INC., a Georgia corporation ("Technology"); ELTRAX ASP GROUP, LLC, a Georgia limited liability company ("ASP"); SQUIRREL SYSTEMS, INC., a Georgia corporation ("Squirrel"); SENERCOMM, INC., a Florida corporation ("Senercomm"); ELTRAX CUSTOMER CARE GROUP, INC., a Georgia corporation ("Customer Care"); ELTRAX INTERNATIONAL, INC., a Pennsylvania corporation ("International"); and ELTRAX HOSPITALITY GROUP, INC., a Georgia corporation [; and ________________________] (collectively, the "Existing Borrowers"); the various financial institutions listed on the signature pages thereof and their respective successors and permitted assigns which become "Lenders" as provided therein; and PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Joinder Agreement as a whole and not to any particular section, paragraph or subdivision; all references to any Person shall mean and include the successors and permitted assigns of such Person; all references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof; and wherever the word "including" shall appear in this Joinder Agreement, such word shall be understood to mean "including, without limitation."

     Lenders have been making Revolving Advances and other extensions of credit to Existing Borrowers pursuant to the terms of the Loan Agreement and the Other Loan Documents. Pursuant to the Loan Agreement, each wholly-owned Subsidiary of Borrower that was not in existence on the Closing Date is required, if so requested by Agent, to become a party to and be bound by all of the terms of the Loan Agreement and the other Loan Documents as if such Subsidiary had been an original signatory and party to the Loan Agreement and Other Documents to which the Existing Borrowers are parties. The undersigned, _______________________, a _____________________ corporation ("New Borrower") is a wholly-owned Subsidiary of _________________________ and is executing this Joinder Agreement, at Agent's request and with Agent's consent, in accordance with the requirements of the Loan Agreement, in order to induce Agent and Lenders to continue extending credit to or for the benefit of the Existing Borrowers as well as New Borrower based upon not only the Eligible Receivables and Eligible Inventory of the Existing Borrowers but also the Eligible Receivables and Eligible Inventory of New Borrower.

     NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, receipt whereof is severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                              Exhibit C - Page 1

     1. By its signature below, New Borrower hereby agrees that it is a "Borrower" under and bound by and subject to all of the provisions of the Loan Agreement and Other Documents to which the Existing Borrowers are parties, with the same force and effect as if New Borrower were an original signatory thereto, and New Borrower hereby agrees to abide by and perform all of its obligations as a "Borrower" under the Loan Agreement and the Other Documents. Each reference to "Borrowers" in the Loan Agreement and other Loan Documents shall be understood to mean and include New Borrower as well as the Existing Borrowers. The terms of the Loan Agreement are hereby incorporated into this Joinder Agreement by reference.

     2. New Borrower acknowledges and agrees that it is and shall be jointly and severally liable with the Existing Borrowers for all Revolving Advances and other Obligations outstanding on the date hereof and shall be jointly and severally liable with all Existing Borrowers (together with each other Person who becomes a Borrower on or after the date hereof) for all Revolving Advances and other Obligations at any time or times outstanding hereafter. New Borrower hereby appoints and designates Borrowing Agent as its representative for all purposes under the Loan Agreement, including the making of requests for Revolving Advances and other extensions of credit pursuant to the terms of the Loan Agreement and receiving notices and other communications to Borrowers from Agent or any Lenders.

     3. To secure the prompt payment and performance to Agent and Lenders of all of the Obligations, New Borrower hereby grants to Agent, for the benefit of Agent and for the ratable benefit of Lenders, a continuing security interest in and Lien upon all of New Borrower's assets that are included within the definition of "Collateral" under the Loan Agreement and any of the Other Documents. Concurrently with its execution of this Joinder Agreement, New Borrower shall execute and deliver to Agent all Lien Perfection Documents requested by Agent.

     4. New Borrower represents and warrants to Agent and Lenders that New Borrower is a wholly-owned Subsidiary of _____________________________ and is engaged in substantially the same business as the Existing Borrowers and operates with the Existing Borrowers in a joint and common enterprise; this Joinder Agreement has been duly authorized, executed and delivered by New Borrower and constitutes a legal, valid and binding obligation of New Borrower enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and the Schedules annexed hereto contain true, accurate and complete information with respect to New Borrower and the matters covered by the provisions of Section 5 of the Loan Agreement and such Schedules shall be deemed to supplement and become a part of the Schedules annexed to the Loan Agreement.

     5. Except as otherwise expressly provided in this Joinder Agreement, nothing herein shall be deemed to amend or modify any provision of any of the Loan Documents, each of which shall remain in full force and effect. This Joinder Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. If any provision in or obligation under this Joinder Agreement shall be invalid, illegal or otherwise unenforceable in any jurisdiction, then the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

     6. New Borrower, jointly and severally with the Existing Borrowers, agrees to reimburse Agent and Lenders for their respective out-of-pocket expenses in connection with the preparation, execution and delivery of this Joinder Agreement, including the fees, disbursements and other charges of counsel for Agent and Lenders.

                              Exhibit C - Page 2

     7. This Joinder Agreement, together with the Loan Documents and all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement among the parties with respect to the subject matter thereof. Each of the Schedules as attached hereto is incorporated into this Joinder Agreement and by this reference made a part hereof and a part of the Loan Agreement.

     8. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of such counterparts shall constitute but one and the same instrument.

     9. This Joinder Agreement shall be effective when accepted by Agent (New Borrower hereby waiving notice of such acceptance) and thereupon shall be deemed to be a contract governed by and construed and enforced in accordance with the internal laws of the State of Georgia.

     IN WITNESS WHEREOF, New Borrower and Agent have duly executed this Joinder Agreement, under seal as of the day and year first written above.

                                    NEW BORROWER:
                                    ------------

ATTEST:                             ------------------------------------


-----------------------------            By:
Title:                                      ----------------------------
                                         Title:
     [Corporate Seal]                          -------------------------

                                    AGENT:
                                    -----

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:
                                       ---------------------------------

                                          Title:
                                                ------------------------

                              Exhibit C - Page 3